Exhibit 21

The Gap, Inc.

Subsidiary List as of January 31, 2004

Banana Republic (Apparel), LLC	California
Banana Republic (East) L.P.	California
Banana Republic (H.K.) Limited	Hong Kong
Banana Republic (Holdings), LLC	California
Banana Republic (ITM) Inc.	California
Banana Republic, LLC	Delaware
Banana Republic (New York) LLC	Delaware
GPS (Bermuda) Insurance Services Limited	Bermuda
GPS (Great Britain) Limited	England and Wales
GPS Services, Inc.	California
GPS Consumer Direct, Inc.	California
GPS Corporate Facilities, Inc.	California
GPS Park Restaurant, Inc.	California
GPS Real Estate, Inc.	California
GPS Realty Company Inc.	Delaware
GPS Sourcing (South Africa) (Proprietary) Limited	Durban, South Africa
GPSDC (New York) Inc.	Delaware
Gap (Apparel) LLC	California
Gap (Canada) Inc.	Canada
Gap (Deutschland) GmbH	Dusseldorf, Germany
Gap (France) S.A.S.	Paris, France
Gap (ITM) Inc.	California
Gap (Ireland) Limited	Dublin, Ireland
Gap (Japan) K.K.	Tokyo, Japan
Gap (Netherlands) B.V.	Amsterdam, The Netherlands
Gap (Puerto Rico), Inc.	Puerto Rico
Gap (RHC) B.V.	Amsterdam, The Netherlands
Gap (Texas) L.P.	California
Gap (UK Holdings) Limited	England and Wales
Gap (UK) Limited	England and Wales
Gap Holdings LLC	California
Gap International B.V.	Amsterdam, The Netherlands
Gap International Sourcing (Americas) LLC	California
Gap International Sourcing (California) Inc.	California
Gap International Sourcing (Holdings) Limited	Hong Kong
Gap International Sourcing (Honduras) S.A. de C.V.	Honduras
Gap International Sourcing (JV) LLC	California
Gap International Sourcing (Mexico) S.A. de C.V.	Mexico
Gap International Sourcing (Thailand) Limited	Thailand
Gap International Sourcing (U.S.A.) Inc.	California
Gap International Sourcing FZE	Free Zone, United Arab Emirates

Gap International Sourcing Limited	Hong Kong
Gap International Sourcing Pte. Ltd.	Singapore
Gap International Sourcing, Inc.	California
Gap International Sourcing, Srl.	Florence, Italy
Gap Services, Inc.	California
Goldhawk B.V.	Amsterdam, The Netherlands
Old Navy (Apparel), LLC	California
Old Navy (Canada) Inc.	Canada
Old Navy (East) L.P.	California
Old Navy (Holdings), LLC	California
Old Navy (ITM) Inc.	California
Old Navy (Puerto Rico) Inc.	Puerto Rico
Old Navy, LLC	Delaware
WCB Twenty-Eight Limited Partnership	Delaware